UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2006

PUBLIC STORAGE, INC.
        (Exact name of registrant as specified in its charter)

California	1-8389	95-3551121
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a registrant

On August 18, 2006, the Company gave notice to the holders of its 8.000% Cumulative Preferred Stock, Series R of its intent to redeem, at par, all such depositary shares outstanding on September 28, 2006. On such date, the Company will pay the holders of the depositary shares an aggregate amount of $510 million plus any accumulated and unpaid dividends from July 1, 2006 through the date of redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE, INC.

Date: August 18, 2006

By: /s/ John Reyes
John Reyes
SVP and Chief Financial Officer